Exhibit FS-4
                                                          Financial Statements
                                                          Page 1 of 3

                      THE CINCINNATI GAS & ELECTRIC COMPANY

           PRO FORMA CONSOLIDATED JOURNAL ENTRIES TO GIVE EFFECT TO
                     SALE OF EQUIPMENT AND REDEMPTION OF
                        OUTSTANDING DEBT SECURITIES

                                                       Debit        Credit
                                                   ------------- -------------
1) Cash                                            $  22,661,601
   Accumulated depreciation                            2,183,897
    Utility plant in-service - electric                          $  21,516,230
    Construction work in progress                                $   3,329,268

   To record the sale at net book value of equipment in service and under construction at Woodsdale Generating Station Unit Nos. 1 and 7 of The Cincinnati Gas & Electric Company (CG&E).

2) Long-term debt - First Mortgage Bonds           $  21,000,000
    Cash                                                         $  21,000,000

   To record the redemption of $21,000,000 principal amount CG&E's First Mortgage Bonds, 10.20% Series due December 1, 2020.


3) Loss on reacquired debt                         $   1,790,204
    Discount on long-term debt                                   $     205,515
    Unamortized debt expense                                     $      22,289
    Cash                                                         $   1,562,400

   To record CG&E's loss on redemption of $21,000,000 principal amount of First Mortgage Bonds, 10.20% Series Due 2020 at 107.44%.

   Calculations are as follows:

    Princpal amount                  $  21,000,000
    Discount on long-term debt             205,515
    Unamortized debt expense                22,289
                                     -------------
    Carrying amount                  $  20,772,196
                                     =============
    Redemption price %                      107.44%
    Redemption price                 $  22,562,400
    Estimated loss on redemption     $   1,790,204


                                                          Exhibit FS-4
                                                          Financial Statements
                                                          Page 2 of 3

                      THE CINCINNATI GAS & ELECTRIC COMPANY

           PRO FORMA CONSOLIDATED JOURNAL ENTRIES TO GIVE EFFECT TO
                     SALE OF EQUIPMENT AND REDEMPTION OF
                        OUTSTANDING DEBT SECURITIES

                                                       Debit        Credit
                                                   ------------- -------------
4) Cash                                            $   2,142,000
    Interest on long-term debt                                   $   2,142,000

   To record CG&E's decrease in annual interest expense from retiring first mortgage bonds.

    Calculation is as follows:                                      Interest
                                        Balance    Interest Rate    Expense
                                     ------------- ------------- -------------
    Interest Expense Decrease
    -------------------------
    First Mortgage Bonds:
       10.20% Series Due 2020        $  21,000,000        10.20% $   2,142,000
                                     =============               =============


5) Discount on long-term debt                      $       8,088
   Unamortized debt expense                        $         852
    Amortization of debt discount                                $       8,088
    Amortization of debt expense                                 $         852

   To record CG&E's decrease in annual amortization of debt discount and expense from retiring first mortgage bonds.

    Calculation is as follows:
                                       Original
                                          at           Life of      Annual
                                       Issuance         Issue    Amortization
                                     ------------- ------------- -------------
    First Mortgage Bonds
    10.20% Series Due 2020
    ----------------------
    Debt Discount                    $     242,550     30 Years  $       8,088
                                     =============               =============
    Debt Expense                     $      25,554     30 Years  $         852
                                     =============               =============
                                                          Exhibit FS-4
                                                          Financial Statements
                                                          Page 3 of 3

                      THE CINCINNATI GAS & ELECTRIC COMPANY

           PRO FORMA CONSOLIDATED JOURNAL ENTRIES TO GIVE EFFECT TO
                     SALE OF EQUIPMENT AND REDEMPTION OF
                        OUTSTANDING DEBT SECURITIES

                                                       Debit        Credit
                                                   ------------- -------------
6) Accumulated depreciation                        $     935,956
    Depreciation                                                 $     935,956

   To record CG&E's reduction in annual depreciation expense for equipment in-service at time of sale.

    Calculation is as follows:
    Plant in service at time of sale               $  21,516,230
    Assumed Depreciation Rate                               4.35%
                                                   -------------
                                                   $     935,956
                                                   =============

7) Income tax expense                              $     453,842
    Cash                                                         $     453,842


   To record the impact on income tax expense from CG&E transacting the sale of equipment and redeeming first mortgage bonds with sale cash proceeds.

    Calculations are as follows:
                                                     Increase
                                                     (Decrease)
                                                     to Income
                                                   -------------
    Depreciation                                   $     935,956
    Interest expense                                   2,142,000
    Amortization of discount on long-term debt             8,088
    Amortization of expense on long-term debt                852
    Loss on reacquired debt                           (1,790,204)
                                                   -------------
    Net impact on income                           $   1,296,692
                                                   =============
    Impact on income taxes at
      assumed rate of 35%                          $     453,842
                                                   =============

NOTES:
     (a) Excess proceeds, if any, after redeeming securities will be used for general and corporate purposes.

     (b) For purposes of pro-forma financial statements, out-of-pocket transaction costs and impact on Allowance for Funds have been ignored.